                                                                      EXHIBIT 11

                            FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 1999
                    (In Thousands, except per share amounts)
                                  (unaudited)

                         Six Months Ended June 30, 1999

                                                   Weighted
                                                    Average    Per
                                           Income   Shares    Share
                                           ------  ---------  -----

Income available to common stockholders    $3,968     5,862      --

Unearned ESOP shares                           --      (555)     --

Unearned MRP shares                            --      (242)     --
                                           ------     -----   -----

Basic earnings per share                    3,968     5,065    0.78

Effect of dilutive securities:
   MRP shares                                  --        65      --
   Stock options                               --       143      --
                                           ------     -----   -----

Diluted earnings per share                 $3,968     5,273   $0.75
                                           ======     =====   =====


                        Three Months Ended June 30, 1999



                                                   Weighted
                                                    Average    Per
                                           Income   Shares    Share
                                           ------  ---------  -----

Income available to common stockholders     1,933     5,636      --

Unearned ESOP shares                           --      (551)     --

Unearned MRP shares                            --      (242)     --
                                           ------     -----

Basic earnings per share                    1,933     4,843   $0.40
                                                              =====

Effect of dilutive securities:
   MRP shares                                  --        65      --
   Stock options                                        163
                                                      -----
                                           $1,933     5,071   $0.38
                                           ======     =====   =====